Exhibit 99.1

INMUNE BIO, INC. ANNOUNCES $40 MILLION

REGISTERED DIRECT OFFERING

Boca Raton, FL., July 14, 2021 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company” or “INmune Bio”), a clinical-stage immunology company focused on developing treatments that harness a patient’s innate immune system to fight disease, today announced that it has entered into a definitive agreement with one healthcare focused institutional investor and one family office for the purchase and sale of 1,818,182 shares of its common stock at a price of $22.00 per share for gross proceeds of approximately $40 million in a registered direct offering. The closing of the offering is expected to occur on or about July 16, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

INmune Bio intends to use the net proceeds from this offering for working capital and general corporate purposes and to advance the development of its product candidates and expand its pipeline. This includes the completion and data readout from the Company’s planned Phase 2 clinical trial of its lead clinical candidate, XPro1595, in patients suffering from Alzheimer’s disease, which is expected to commence by the end of 2021. “With this investment, we expect the Company’s Phase II program in Alzheimer’s disease is completely funded” said RJ Tesi MD, CEO of Inmune Bio.

The securities described above will be offered by the Company pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-254221) previously filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2021 and declared effective by the SEC on May 5, 2021. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the offering will be filed with the SEC. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and Treatment Resistant Depression (XPro1595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation with components of the innate immune system. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 including but not limited statements related to the expected timing of the closing and the intended use of proceeds. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:

James Carbonara (646) 755-7412
James@haydenir.com